Exhibit 5

April 1, 2008	ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX foley.com CLIENT/MATTER NUMBER 044473-0101

Banks.com, Inc. 222 Kearny Street, Suite 550 San Francisco, CA 94108

Re:	Registration Statement on Form S-8 covering a total of 800,000 shares of common stock of Banks.com, Inc. issuable under the Banks.com, Inc. Amended and Restated 2005 Equity Incentive Plan

Ladies and Gentlemen:

We have acted as counsel for Banks.com, Inc., a Florida corporation (the “Registrant”), in connection with the preparation of a Form S-8 Registration Statement (the “Registration Statement”) to be filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of a total of 800,000 shares of common stock (the “Shares”) that may be issued by the Registrant pursuant to the Banks.com, Inc. Amended and Restated 2005 Equity Incentive Plan (the “Plan”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(3) of Regulation S-K.

We have examined and are familiar with the Amended and Restated Articles of Incorporation of the Registrant filed with the Secretary of State of the State of Florida, Amended and Restated Bylaws of the Registrant, proceedings of the Board of Directors of the Registrant in connection with the adoption of the Plan, and such other records and documents of the Registrant, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this opinion letter.

Based on the foregoing, it is our opinion that the Shares of common stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Foley & Lardner LLP Foley & Lardner LLP

BOSTON BRUSSELS CENTURY CITY CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR	SAN FRANCISCO SHANGHAI SILICON VALLEY TALLAHASSEE TAMPA	TOKYO WASHINGTON, D.C.